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                                                                     Custodian
                                                                     Exhibit 8a


                                                             September 28, 1994


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Re:      John Hancock Global Retail Fund
         a series of John Hancock World Fund

Dear Sirs:

         John Hancock World Fund (the "Trust"), a Massachusetts business trust, on behalf of John Hancock Global Retail Fund, a series of the Trust (the "Fund"); hereby notifies State Street Bank and Trust Company
(the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated June 15, 1994.

         If the Bank agrees to provide such services, please sign below and return a signed copy of this letter to the undersigned.


STATE STREET BANK                           JOHN HANCOCK WORLD FUND
AND TRUST COMPANY                           On behalf of John Hancock
                                            Global Retail Fund


By: /s/Theresa McGuire                      By: /s/Robert G. Freedman
    ------------------                          ---------------------
    Name: Theresa McGuire                       Name:
    Title: Vice President                       Title:


Attest: /s/ William M. Mauier               Attest: /s/ Avery P. Maher
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